Exhibit 99.1

FOR IMMEDIATE RELEASE:

PGT ANNOUNCES RESTRUCTURING AND COST SAVINGS INITIATIVES

VENICE, FL, October 25, 2007 (PRIME NEWSWIRE) - PGT, Inc. (NASDAQ:  PGTI), today announced a restructuring of the Company as a result of in-depth analysis of the Company’s target markets, internal structure, projected run-rate, and efficiency.

“This restructuring is especially difficult because it affects so many of our loyal, talented, and hard-working employees.  However, faced with unprecedented declines in the housing market, and as difficult as it is, this restructuring is essential to streamline the Company and eliminate organizational redundancies as well as improve processes to drive new product development and sales,” said Rod Hershberger, PGT’s President and CEO.

The savings are the result of a combination of non-workforce related steps and a significant reduction in the Company’s indirect workforce.  Effective today, the Company’s indirect workforce (overhead) was decreased by 17%, which equates to an 8% reduction in the Company’s overall employee population.  The effects of this restructuring, dovetailed with the impact of previously taken actions and employee attrition, will result in an aggregate decrease of the Company’s workforce, at its facilities located in Florida and North Carolina, of approximately 23% since August, 2006.  In addition to savings attributed to this reduction in workforce, the Company expects significant savings resulting from, among other things, a reduction from three manufacturing shifts to two.  In total, the Company expects to realize annualized savings in excess of $16 million.

Additional information concerning savings and costs associated with the restructuring will be provided in the Company’s upcoming earnings release.  The earnings release for the third quarter of this year is scheduled for publication October 31.

About PGT:

PGT® pioneered the U.S. impact-resistant window and door industry and today is the nation’s leading manufacturer and supplier of residential impact-resistant windows and doors. PGT is one of the largest window and door manufacturers in the United States. Founded in 1980, the company is also one of the largest employers in Sarasota employing approximately 2,000 at its manufacturing, glass laminating and tempering plants, and delivery fleet facilities in Venice, FL., and Salisbury, NC. Sold through a network of over 1,300 independent distributors, the company’s total line of custom windows and doors is now available throughout the eastern United States, the Gulf Coast and in a growing international market. PGT’s product line includes PGT® Aluminum and Vinyl Windows and Doors; WinGuard® Impact-Resistant Windows and Doors; PGT® Architectural Systems; and Eze-Breeze® Sliding Panels. PGT Industries is a wholly owned subsidiary of PGT, Inc. (NASDAQ: PGTI).www.pgtindustries.com.

Forward-looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted.  PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy.  PGT, Inc. may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.'s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

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CONTACT: PGT, Inc.
Jeffrey T. Jackson, 941-486-0100, ext. 22786
jjackson@pgtindustries.com